Exhibit 99.3

LA JOLLA PHARMACEUTICAL COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 28, 2020, La Jolla Pharmaceutical Company (“La Jolla”) completed its acquisition of Tetraphase Pharmaceuticals, Inc. (“Tetraphase”), a biopharmaceutical company focused on commercializing its novel tetracycline, XERAVATM (eravacycline), to treat serious and life-threatening infections, for $43 million in upfront cash plus potential future cash payments of up to $16 million pursuant to contingent value rights (“CVRs”). The holders of the CVRs are entitled to receive potential future cash payments of up to $16 million in the aggregate upon the achievement of certain net sales of XERAVA in the U.S. as follows: (i) $2.5 million if 2021 XERAVA U.S. net sales are at least $20 million; (ii) $4.5 million if XERAVA U.S. net sales are at least $35 million during any calendar year ending on or prior to December 31, 2024; and (iii) $9 million if XERAVA U.S. net sales are at least $55 million during any calendar year ending on or prior to December 31, 2024. Following the acquisition, Tetraphase became a wholly owned subsidiary of La Jolla.

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of La Jolla and Tetraphase, as adjusted to give effect to La Jolla’s acquisition of Tetraphase. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and the twelve months ended December 31, 2019 give effect to the acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of June 30, 2020 gives effect to the acquisition as if it had occurred on June 30, 2020.

The unaudited adjustments to the unaudited pro forma condensed combined financial statements, including the purchase price allocation, are preliminary and described in the accompanying notes, and should be read together with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with La Jolla’s historical consolidated financial statements, which are included in La Jolla’s latest annual report on Form 10-K and quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission, and Tetraphase’s historical consolidated financial statements, which are included in Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements are not indicative of the financial position or results of operations that would have been realized had La Jolla and Tetraphase been a combined company during the specified periods, and do not reflect the realization of any expected cost savings or other synergies from the acquisition of Tetraphase. In addition, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations of La Jolla for any future periods, and the actual financial position and results of operations of La Jolla for any future periods may differ materially from the pro forma amounts reflected herein.

LA JOLLA PHARMACEUTICAL COMPANY

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2020

(in thousands)

	Historical		Pro Forma Adjustments	Notes	La Jolla Pro Forma Combined
	La Jolla	Tetraphase
ASSETS
Current assets:
Cash and cash equivalents	$68,353	$15,389	$(42,990)	(A)	$40,752
Short-term investments	3,062	—	—		3,062
Accounts receivable, net	1,843	877	—		2,720
Inventory, net	3,120	1,503	3,264	(B)	7,887
Prepaid expenses and other current assets	2,792	2,880	—		5,672

Total current assets	79,170	20,649	(39,726)		60,093
Property and equipment, net	12,827	60	—		12,887
Right-of-use lease assets	14,792	2,376	—		17,168
Restricted cash	606	699	—		1,305
Intangible assets, net	—	4,062	11,578	(C)	15,640
Goodwill	—	—	14,196	(D)	14,196

Total assets	$107,395	$27,846	$(13,952)		$121,289

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	2,481	1,389	—		3,870
Accrued expenses	6,172	2,549	—		8,721
Accrued transaction costs	600	1,332	3,479	(E)	5,411
Accrued payroll and related expenses	5,741	1,266	—		7,007
Lease liabilities, current portion	2,890	958	—		3,848

Total current liabilities	17,884	7,494	3,479		28,857
Lease liabilities, less current portion	25,000	1,504	—		26,504
Deferred royalty obligation, net	124,406	—	—		124,406
Other noncurrent liabilities	15,317	2,286	2,610	(F)	20,213

Total liabilities	182,607	11,284	6,089		199,980
Shareholders’ deficit:
Common Stock	3	7	(7)	(G)	3
Series C-1[2] Convertible Preferred Stock	3,906	—	—		3,906
Additional paid-in capital	982,393	644,234	(644,234)	(G)	982,393
Accumulated deficit	(1,061,514)	(627,679)	624,200	(E)(G)	(1,064,993)

Total shareholders’ equity (deficit)	(75,212)	16,562	(20,041)		(78,691)

Total liabilities and shareholders’ equity (deficit)	$107,395	$27,846	$(13,952)		$121,289

LA JOLLA PHARMACEUTICAL COMPANY

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2020

(in thousands, except per share amounts)

	Historical		Pro Forma Adjustments	Notes	La Jolla Pro Forma Combined
	La Jolla	Tetraphase
Revenue
Net product sales	$13,396	$3,228	$—		$16,624

Total revenue	13,396	3,228	—		16,624
Operating expenses
Cost of product sales	1,524	1,834	(197)	(C)	3,161
Research and development	17,964	3,352	—		21,316
Selling, general and administrative	16,829	21,727	782	(C)	32,010
			(7,328)	(H)

Total operating expenses	36,317	26,913	(6,743)		56,487

Loss from operations	(22,921)	(23,685)	6,743		(39,863)
Other income (expense)
Other income—related party	4,085	—	—		4,085
Interest income	222	72	—		294
Interest expense	(4,876)	—	—		(4,876)
Other (expense) income, net	(693)	61	—		(632)

Total other income (expense), net	(1,262)	133	—		(1,129)

Net loss	$(24,183)	$(23,552)	$6,743		$(40,992)

Net loss per share, basic and diluted	$(0.89)				$(1.50)

Weighted-average common shares outstanding, basic and diluted	27,282				27,282

LA JOLLA PHARMACEUTICAL COMPANY

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except per share amounts)

	Historical		Pro Forma Adjustments	Notes	La Jolla Pro Forma Combined
	La Jolla	Tetraphase
Revenue
Net product sales	$23,054	$3,575	$—		$26,629
License and collaboration revenue	—	2,000	—		2,000
Government revenue	—	1,801	—		1,801

Total revenue	23,054	7,376	—		30,430
Operating expenses
Cost of product sales	2,392	3,080	(393)	(C)	5,079
Research and development	85,329	22,785	—		108,114
Selling, general and administrative	45,134	49,043	1,564	(C)	95,741

Total operating expenses	132,855	74,908	1,171		208,934

Loss from operations	(109,801)	(67,532)	(1,171)		(178,504)
Other income (expense)
Interest expense	(10,774)	(2,580)	—		(13,354)
Interest income	2,128	1,262	—		3,390
Other income—related party	1,939	—	—		1,939
Loss on extinguishment of debt	—	(1,568)	—		(1,568)
Other income	—	333	—		333

Total other income (expense), net	(6,707)	(2,553)	—		(9,260)

Net loss	$(116,508)	$(70,085)	$(1,171)		$(187,764)

Net loss per share, basic and diluted	$(4.30)				$(6.88)

Weighted-average common shares outstanding, basic and diluted	27,112				27,282

Note 1.	Basis of Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on results following the acquisition. The unaudited pro forma adjustments represent management’s current best estimates and may differ from those that will be used in future filings.

La Jolla has conformed the accounting policies of Tetraphase to its own accounting policies, and certain reclassifications have been made to Tetraphase’s historical consolidated financial statements to conform to La Jolla’s presentation.

Note 2.	Preliminary Purchase Price Allocation

The acquisition of Tetraphase was accounted for as a business combination pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. As the acquirer for accounting purposes, La Jolla has preliminarily estimated the fair value of consideration transferred (the “Purchase Price”), assets acquired and liabilities assumed, with the excess of the Purchase Price over the fair value of assets acquired and liabilities assumed recorded as goodwill. The Purchase Price is comprised of the upfront cash of $43 million and the preliminary estimated fair value of potential future cash payments pursuant to the CVRs.

The unaudited pro forma adjustments to record the fair value of Tetraphase’s assets acquired and liabilities assumed are preliminary estimates as if the acquisition date was June 30, 2020. The final allocation of the Purchase Price will be determined as of the acquisition date of July 28, 2020, and is dependent on multiple factors, including the final valuation of the CVRs, assets acquired and liabilities assumed. The preliminary purchase price allocation as if the acquisition date was June 30, 2020 is presented as follows (in thousands):

Cash	$42,990
CVRs	2,610

Total Purchase Price	$45,600

Cash and cash equivalents	$15,389
Accounts receivable	877
Inventory	4,767
Prepaid expenses and other current assets	2,880
Property and equipment	60
Right-of-use lease assets	2,376
Restricted cash	699
Identifiable intangible assets	15,640
Goodwill	14,196
Accounts payable	(1,389)
Accrued expenses	(3,881)
Accrued payroll and related expenses	(1,266)
Lease liabilities, current portion	(958)
Lease liabilities, less current portion	(1,504)
Other noncurrent liabilities	(2,286)

Total Purchase Price	$45,600

Management believes that the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. The final valuation of the CVRs, assets acquired and liabilities assumed may be materially different than the estimated values assumed in the unaudited pro forma condensed combined financial statements.

Note 3.	Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(A)	Represents La Jolla’s payment of $43 million in upfront cash for the acquisition of Tetraphase.

(B)

Represents the adjustment to “step up” Tetraphase’s finished goods and work-in-process inventory to a preliminary estimated fair value of approximately $4.8 million, an increase of $3.3 million from the carrying value. After the acquisition, the step-up in inventory fair value of $3.3 million will increase cost of product sales over approximately 4 months as the inventory is sold. This increase in cost of product sales is not reflected in the unaudited pro forma condensed combined statements of operations because it does not have a continuing impact.

(C)

Represents adjustments to: (1) remove the historical intangible assets and corresponding amortization expense; and (2) record the preliminary estimated fair value of acquired identifiable intangible assets and corresponding amortization. The following table summarizes the preliminary estimated fair values of Tetraphase’s identifiable intangible assets and their preliminary estimated useful lives, as well as the corresponding pro forma adjustments to amortization expense (in thousands):

	Preliminary Estimated Fair Value	Preliminary Estimated Useful Life in Years	Year Ended December 31, 2019 Amortization Expense	Six Months Ended June 30, 2020 Amortization Expense
Technology	$14,000	10.0	$1,400	$700
Trade name	1,520	10.0	152	76
Customer relationships	120	10.0	12	6

Total	$15,640		$1,564	$782
Tetraphase historical amortization expense recorded as cost of product sales			(393)	(197)

Pro forma adjustments to amortization expense			$1,171	$585

(D)	Represents the preliminary estimated goodwill associated with the acquisition as shown in Note 2.

(E)

Represents $3.5 million of non-recurring costs directly related to the acquisition of Tetraphase (“Transaction Costs”) that are not yet reflected in the historical financial statements of either La Jolla or Tetraphase as of June 30, 2020.

(F)	Represents the preliminary estimated fair value of the future cash payments pursuant to CVRs.

(G)	Represents the elimination of the historical equity of Tetraphase.

(H)	Represents the removal of $7.3 million of Transaction Costs incurred by either La Jolla or Tetraphase during the six months ended June 30, 2020.